HF Foods Group Announces the Appointment of Christine Chang as General Counsel and Chief Compliance Officer

CITY OF INDUSTRY, CA – August 4, 2021 – HF Foods Group Inc. (NASDAQ: HFFG), a leading food distributor to Asian/Chinese restaurants across the Southeast, Pacific and Mountain West regions of the United States (“HF Group” or the “Company”), announces the appointment of Ms. Christine Chang as General Counsel and Chief Compliance Officer of the Company. Ms. Chang will officially join the Company on September 8, 2021. She will report jointly to the CEO and the Chairman of the Board of Directors of HF Group.

Ms. Chang’s 13 year legal career began as an associate at Dentons, LLP in New York City. She then moved to Las Vegas and joined Caesars Entertainment, where she held several positions of increasing responsibility, her last role being Vice President and Chief Counsel, Litigation. In 2020 she joined Boyd Gaming, where she currently serves as Vice President Legal Affairs, Labor Relations and Litigation. Ms. Chang received her undergraduate degree from the University of California, Berkeley, and her legal degree from Columbia University School of Law.

Mr. Peter Zhang, CEO of HF Group said: “We are delighted to have Christine join our executive team. She will be a trusted advisor to the team on all legal matters, and we will benefit from her expertise as we build and strengthen our compliance programs.”

Mr. Russell Libby, Chairman of the Board of Directors said: “On behalf of the Board, we are thrilled to have Christine join the Company. I look forward to working with her on Board matters, including our continuous review and improvement of our governance processes.”

About HF Foods Group Inc.
HF Foods Group Inc., headquartered in City of Industry, California, is a leading marketer and distributor of fresh produce, frozen and dry food, and non-food products to primarily Asian/Chinese restaurants and other foodservice customers throughout the Southeast, Pacific and Mountain West regions of the United States. With 14 distribution centers along the U.S. eastern and western seaboards, HF Foods aims to supply the increasing demand for Asian American restaurant cuisine. With an in-house proprietary ordering and inventory control network, more than 10,000 established customers in 21 states, and strong relations with growers and suppliers of food products in the US and China, HF Foods Group is able to offer fresh, high-quality specialty restaurant foods and supplies at economical prices to its large and growing base of customers. For more information, please visit www.hffoodsgroup.com.

Forward-Looking Statements
All statements in this news release other than statements of historical facts are forward-looking statements which contain our current expectations about our future results. We have attempted to identify any forward-looking statements by using words such as “anticipates,” “believes,” “could,” “expects,” “intends,” “may,” “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. Such statements are not guarantees of future performance or events and are subject to known and unknown risks and uncertainties that could cause the Company’s actual results, events or financial positions to differ materially from those included within or implied by such forward-looking statements. Such factors include, but are not limited to, unfavorable macroeconomic conditions in the United States, competition in the food service distribution industry, particularly the entry of new competitors into the Chinese/Asian restaurant market niche, increases in fuel costs or commodity prices, disruption of relationships with vendors and increases in product prices, U.S. government tariffs on products imported into the United States, particularly from China, changes in consumer eating and dining out habits, disruption of relationships with or loss of customers, our ability to execute our acquisition strategy, availability of financing to execute our acquisition strategy, failure to retain our senior management and other key personnel, our ability to attract, train and retain employees, changes in and enforcement of immigration laws, failure to comply with various federal, state and local rules and regulations regarding food safety, sanitation, transportation, minimum wage, overtime and other health and safety laws, product recalls, voluntary recalls or withdrawals if any of the products we distribute are alleged to have caused illness, been mislabeled, misbranded or adulterated or to otherwise have violated applicable government regulations, failure to protect our intellectual property rights, any cyber security incident, other technology disruption, or delay in implementing our information technology systems, statements of assumption underlying any of the foregoing, and other factors disclosed under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2020 and other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date made. Except as required by law, we undertake no obligation to disclose any revision to these forward-looking statements.

Investor Relations Contact:
Gateway Investor Relations
Cody Slach
Tel 1-949-574-3860
HFFG@gatewayir.com